                                                              September 30, 1997



                            SUBSCRIPTION AGREEMENT




PREIT ASSOCIATES, L.P.
455 Pennsylvania Avenue, Suite 135
Fort Washington, Pennsylvania  19034
Attention:  President

Gentlemen:

                  1. Subscription: Desiring to become a Class B Limited Partner ("Class B Limited Partner") in PREIT ASSOCIATES, L.P., a Delaware limited partnership (the "Partnership"), and intending to be legally bound hereby, the undersigned Class B Limited Partner hereby subscribes for and agrees to accept the number of Class B Units of limited partnership interest (the "Class B Units") in the Partnership set forth on the signature page of this Subscription Agreement in exchange for the contribution by or on behalf of the Class B Limited Partner of an undivided interest in the Magnolia Mall, Florence, South Carolina (the "Magnolia Mall") contributed by or on behalf of the Class B Limited Partner valued at $23.47 per Class B Unit received by the Class B Limited Partner, such Class B Units to be issued upon acceptance of this Subscription Agreement by Pennsylvania Real Estate Investment Trust (the "General Partner") as the General Partner of the Partnership. Capitalized terms used in this Subscription Agreement and not defined herein shall have their respective meanings set forth in the Partnership Agreement.

                  2. Representations and Warranties. The Class B Limited Partner hereby represents and warrants to the General Partner and the Partnership, and acknowledges, understands and agrees, that: a. the Class B Limited Partner is an Accredited Investor as defined in Regulation D issued by the Securities and Exchange Commission; b. the Class B Limited Partner has set forth on the signature page of this Subscription Agreement the Class B Limited Partner's social security number or EIN, the Class B Limited Partner's principal legal address and the basis by which the Class B Limited Partner believes that it is an Accredited Investor; c. the Class B Limited Partner has received and reviewed to the extent that the Class B Limited Partner has deemed necessary or desirable the Proxy Statement, the Partnership Agreement and the Registration Rights Agreement and has consulted with such of the Class B Limited Partner's own attorney, accountant, tax adviser or investment counselor as the Class B Limited Partner has determined to be necessary or desirable; d. the Class B Limited Partner has been given an adequate opportunity to ask questions of and receive answers from the officers of the General Partner with respect to the Trust, the Partnership, the Partnership Agreement, the Registration Rights Agreement and the TRO transaction described in the Proxy Statement; e. the Class B Limited Partner understands that the sale or transfer of Class B Units issued to the Class B Limited Partner are restricted and the Class B Limited Partner cannot sell or transfer the Class B


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Units without the consent of the General Partner (unless waived by such General
Partner), except as provided in the Partnership Agreement; the requirement that if the Class B Limited Partner desires to sell or transfer Class B Units, the Class B Limited Partner must furnish an opinion of counsel that any such proposed sale or transfer will not violate federal or state securities laws; and that there will be no public market for Class B Units; f. the Class B Limited Partner understands that the consummation of the transactions contemplated hereby and/or the sale or refinancing of the Magnolia Mall and/or the redemption of the Class B Units for cash or shares of the Trust may cause the Class B Limited Partner to incur taxable income or gain; g. the Class B Limited Partner understands that the Class B Units and shares of the Trust which may be issued at the option of the Trust upon the redemption of the Class B Units will not be registered under the Securities Act of 1933, as amended, and, therefore, cannot be sold unless such resale is registered under such Act or an exemption from registration is available; h. the Class B Limited Partner has knowledge and experience in business and financial matters, is capable of evaluating and has evaluated the merits and risks of the Class B Limited Partner's investment in the Class B Units and understands that it must bear the economic risks of its investment for an indefinite period of time; and i. the Class B Limited Partner is acquiring the Class B Units for its own account, not on behalf of other persons, and for investment purposes only and not with a view to the resale or distribution thereof.

                  3. Acknowledgement.

                     a. The Class B Limited Partner acknowledges that the exemption from registration under federal and applicable state securities laws of the issuance of the Class B Units to the Class B Limited Partner is dependent, in part, on the representations, warranties, agreements and acknowledgments contained herein being true and correct and that, after such consultation with counsel to the extent the Class B Limited Partner has deemed necessary, the Class B Limited Partner understands the meaning of the foregoing representations, warranties, agreements and acknowledgements.

                     b. The Class B Limited Partner hereby acknowledges that its right to dispose of the Class B Units is subject to significant restrictions set forth in the Partnership Agreement, including, without limitation, the requirement to obtain the consent of the General Partner (unless waived by the General Partner), except as provided in the Partnership Agreement.

                  4. Bound by Partnership Agreement. By executing the attached signature page, the Class B Limited Partner agrees to be bound by all of the terms and provisions of the Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997 (the "Partnership Agreement"), to which this signature page will be attached, including, without limitation, Section 16.13 (Power of Attorney) thereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on and as of the date set forth above.





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                    CLASS B LIMITED PARTNER SIGNATURE PAGE

                                    CLASS B LIMITED PARTNER:

                                    FLORENCE MALL PARTNERS, an Illinois limited
                                          partnership, a member
                                    By Samuel Zell Robert Lurie General
                                          Partners, an Illinois general
                                          partnership, its General Partner
                                    By Zell General Partnership, Inc., its
                                          General Partner



                                    By    See Attached
                                      ------------------------------------------
                                    Name:
                                    Title:

                              ACCREDITED INVESTOR

                  Please check below the reason the Class B Limited Partner believes that the Class B Limited Partner is an Accredited Investor:

A corporation, business trust or partnership not formed for
the specific purpose of acquiring Class B Units with total
assets in excess of $5 million.                                             [X]

A person whose individual net worth, or joint net worth with his or her
spouse, at the time of the execution hereof, exceeds $1 million.            [ ]

A person who has an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of
$300,000 in each of those years and has a reasonable expectation of reaching
the same income level in the current year.                                  [ ]


A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Class B Units, whose purpose is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and
risks of investing in the Class B Units.                                    [ ]


An entity in which all of the equity owners are Accredited Investors.       [ ]

==========================================================================================================================
             Name and Principal
              Legal Address of                           Social Security No. or EIN                      No. of
           Class B Limited Partner                       of Class B Limited Partner                  Class B Units
==========================================================================================================================
Florence Mall Partners, an                                        36-304991                             213,038
Illinois limited partnership
2 North Riverside Plaza,
Suite 1000
Chicago, Illinois  60606
==========================================================================================================================

                       ACCEPTANCE BY THE GENERAL PARTNER

         The General Partner hereby accepts the subscription by the Class B Limited Partner on behalf of the Partnership.

                                       GENERAL PARTNER:

                                       Pennsylvania Real Estate Investment Trust


                                       By    /s/  Jeffrey A. Linn
                                         ------------------------
                                       Name:
Dated:  September 30, 199              Title:



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                            Florence Mall Partners, an Illinois General
                            Partnership, its general partner

                            By:      Samuel Zell Robert Lurie General
                                     Partners, an Illinois general
                                     partnership, its general partner


                                     By:      Zell General Partnership, Inc.,
                                              its General Partner

                                              By: /s/ Donald J. Lieberfritt
                                                 -------------------------------
                                              Name: Donald J. Lieberfritt
                                              Title: Vice President